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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Balanced Care Corporation

The audits referred to in our report dated August 20, 1998 included the related financial statement schedule for each of the years in the three-year period ended June 30, 1998, included herein. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report incorporated herein by reference to the June 30, 1998 annual report to the stockholders of Balanced Care Corporation.

                                                       /s/ KPMG Peat Marwick LLP

Baltimore, Maryland
September 28, 1998